UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8659 Research Dr.

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As reported below in Item 5.07, on March 5, 2014 the stockholders of Multi-Fineline Electronix, Inc. (the “Company”) approved the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), pursuant to which the Company’s Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards to its employees, directors and consultants, subject to the terms of the 2014 Plan. The Company’s Board of Directors approved the 2014 Plan on January 22, 2014, subject to approval by the Company’s stockholders. A summary of the 2014 Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 23, 2014, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on March 5, 2014. The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 23, 2014.

Proposal 1: Election of Directors:

Director	For	Withheld	Broker Non-Votes
Linda Yuen-Ching Lim, Ph.D.	22,426,065	340,150	921,837
James McCluney	22,614,645	151,570	921,837
Sam Yau	22,707,775	58,440	921,837

All of the foregoing candidates were elected and each received affirmative votes not only from more than a majority of the shares voting, but also from a majority of the outstanding shares.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
23,541,499	141,536	5,017	0

The foregoing proposal was approved.

Proposal 3: Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officer Compensation Practices:

For	Against	Abstain	Broker Non-Votes
20,472,402	2,289,332	4,481	921,837

The foregoing proposal was approved.

Proposal 4: Approval of the Company’s 2014 Plan:

For	Against	Abstain	Broker Non-Votes
22,539,584	223,204	3,427	921,837

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: March 10, 2014

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer